Exhibit 99.1

Cerner Reports Third Quarter 2013 Results
Strong Bookings and Earnings

KANSAS CITY, Mo. - October 24, 2013 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2013 third quarter that ended September 28, 2013, delivering strong levels of bookings and earnings performance.

Bookings in the third quarter of 2013 were $928.0 million, an all-time high for a third quarter and an increase of 21 percent compared to third quarter 2012 bookings of $769.9 million.

Third quarter revenue was $727.8 million, an increase of 8 percent compared to $676.5 million in the year-ago period. Revenue growth was below Cerner’s expectations due to reduced levels of low-margin technology resale. However, the lower technology sales had limited impact on earnings, which were in line with expectations due to strength in other areas.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2013 net earnings were $115.3 million and diluted earnings per share were $0.33. Third quarter 2012 GAAP net earnings were $98.9 million and diluted earnings per share were $0.28.

The number of shares and the per share amounts for all periods presented within reflect the two-for-one stock split effective June 28, 2013.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for third quarter 2013 were $123.6 million, an increase of 17 percent compared to $105.2 million of adjusted net earnings in the third quarter of 2012. Adjusted diluted earnings per share were $0.35 in the third quarter of 2013 compared to $0.30 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for third quarter 2013 adjusted diluted earnings per share was $0.35.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced third quarter 2013 net earnings and diluted earnings per share by $8.2 million and $0.02, respectively; and reduced third quarter 2012 net earnings and diluted earnings per share by $6.3 million and $0.02, respectively.

Other 2013 Third Quarter Highlights:

▪	Third quarter cash collections of $766.1 million and operating cash flow of $164.2 million.

▪
Third quarter free cash flow of $32.8 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Third quarter days sales outstanding of 66 days, which is down from 73 days in the year-ago quarter.

▪	Total backlog of $8.40 billion, up 24 percent over the year-ago quarter. This was comprised of $7.63 billion of contract backlog and $769.8 million of support and maintenance backlog.

“In addition to our solid financial results, our third quarter included several very strategic client wins across the globe and major development and deployment milestones for our population health and mobility solutions,” Neal Patterson, Cerner chairman, CEO and co-founder said. “Cerner sits at the intersection of health care and information technology, and I really like that intersection. Trends in health care costs are unsustainable and IT is the only remaining lever to pull that can change the current trajectory. Cerner has done well and we believe will continue to do well in the current electronic medical record era, but it’s our investments in capabilities beyond the EMR that differentiate us from our current competitors and position us for sustained growth through the decade.”

Future Period Guidance

Cerner currently expects:

▪	Fourth quarter 2013 revenue between $775 million and $815 million.

▪	Fourth quarter 2013 adjusted diluted earnings per share before share-based compensation expense between $0.38 and $0.39.

▪	Fourth quarter 2013 new business bookings between $1 billion and $1.1 billion.

▪	Share-based compensation expense to reduce diluted earnings per share by approximately $0.02 to $0.03 in the fourth quarter of 2013.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on October 24. The dial-in number for the conference call is (857)-244-7553; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 5:30 p.m. CT, October 24 through 11:59 p.m. CT, October 27. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 36253382.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).
About Cerner

Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we’ve learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 10,000 facilities around the world, including more than 2,700 hospitals; 4,150 physician practices; 45,000 physicians; 550 ambulatory facilities, such as laboratories, ambulatory centers, behavioral health centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 45 employer sites and 1,750 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe”, “positioned”, “guidance”, “expect” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Megan Moriarty, (816) 888-2470, megan.moriarty@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 28, 2013 and September 29, 2012
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2013 (1)	2012 (1)	2013 (1)	2012 (1)
Revenues
System sales	$202,632	$229,925	$602,037	$651,040
Support, maintenance and services	508,520	432,281	1,461,723	1,262,231
Reimbursed travel	16,678	14,276	51,660	41,781
Total revenues	727,830	676,482	2,115,420	1,955,052

Margin
System sales	138,243	129,257	384,457	332,847
Support, maintenance and services	470,010	397,647	1,358,357	1,167,119
Total margin	608,253	526,904	1,742,814	1,499,966

Operating expenses
Sales and client service	304,665	259,141	853,213	746,090
Software development	82,998	78,094	246,343	222,746
General and administrative	51,352	41,973	150,995	119,912
Total operating expenses	439,015	379,208	1,250,551	1,088,748

Operating earnings	169,238	147,696	492,263	411,218

Other income, net	3,509	3,351	9,286	8,789

Earnings before income taxes	172,747	151,047	501,549	420,007
Income taxes	(57,403)	(52,160)	(163,258)	(134,583)
Net earnings	$115,344	$98,887	$338,291	$285,424

Basic earnings per share	$0.34	$0.29	$0.98	$0.84

Basic weighted average shares outstanding	342,992	342,502	343,681	341,287

Diluted earnings per share	$0.33	$0.28	$0.96	$0.81

Diluted weighted average shares outstanding	351,449	351,739	352,332	351,033

Note 1: Operating expenses for the three and nine months ended September 28, 2013 and September 29, 2012 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2013	2012	2013	2012

Sales and client service	$7,169	$5,007	$17,085	$12,216
Software development	2,876	2,436	8,147	6,895
General and administrative	3,413	2,779	10,385	8,657
Total share-based compensation	13,458	10,222	35,617	27,768
Amount of related income tax benefit	(5,221)	(3,910)	(13,819)	(10,621)
Net impact on net earnings	$8,237	$6,312	$21,798	$17,147
Decrease to diluted earnings per share	$0.02	$0.02	$0.06	$0.05

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and nine months ended September 28, 2013 and September 29, 2012
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Nine Months Ended
	2013	2012	2013	2012
Net Earnings
Net earnings (GAAP)	$115,344	$98,887	$338,291	$285,424
Share-based compensation expense	13,458	10,222	35,617	27,768
Income tax benefit of share-based compensation	(5,221)	(3,910)	(13,819)	(10,621)
Adjusted net earnings (non-GAAP)[2]	$123,581	$105,199	$360,089	$302,571

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Nine Months Ended
	2013	2012	2013	2012
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.33	$0.28	$0.96	$0.81
Share-based compensation expense (net of tax)	0.02	0.02	0.06	0.05
Adjusted diluted earnings per share (non-GAAP)[2]	$0.35	$0.30	$1.02	$0.86

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Nine Months Ended
	2013	2012	2013	2012
Cash flows from operating activities (GAAP)	$164,230	$182,213	$554,385	$527,760
Capital purchases	(83,419)	(51,802)	(218,406)	(129,966)
Capitalized software development costs	(48,044)	(25,659)	(125,951)	(72,506)
Free cash flow (non-GAAP)[3]	$32,767	$104,752	$210,028	$325,288

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for more comprehensive review and understanding of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 28, 2013 (unaudited) and December 29, 2012

(In thousands)	2013	2012

Assets
Current assets:
Cash and cash equivalents	$287,520	$317,120
Short-term investments	634,308	719,665
Receivables, net	529,303	577,848
Inventory	28,234	23,681
Prepaid expenses and other	181,208	113,572
Deferred income taxes, net	40,521	38,620
Total current assets	1,701,094	1,790,506

Property and equipment, net	724,886	569,708
Software development costs, net	323,843	267,307
Goodwill	307,523	247,616
Intangible assets, net	140,245	132,045
Long-term investments	577,493	509,467
Other assets	191,286	187,819
Total assets	$3,966,370	$3,704,468

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$147,016	$141,212
Current installments of long-term debt and capital lease obligations	51,872	59,582
Deferred revenue	195,200	189,652
Accrued payroll and tax withholdings	127,531	125,253
Other accrued expenses	62,821	64,413
Total current liabilities	584,440	580,112

Long-term debt and capital lease obligations	131,030	136,557
Deferred income taxes and other liabilities	162,987	143,212
Deferred revenue	10,523	10,937
Total liabilities	888,980	870,818

Shareholders’ Equity:
Common stock	3,437	3,442
Additional paid-in capital	782,143	840,769
Retained earnings	2,332,985	1,994,694
Treasury stock	(28,251)	—
Accumulated other comprehensive loss, net	(12,924)	(5,255)
Total shareholders’ equity	3,077,390	2,833,650
Total liabilities and shareholders’ equity	$3,966,370	$3,704,468